UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported)   May 18, 2007

WORLDGATE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25755	23-2866697
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3190 Tremont Avenue
Trevose, Pennsylvania  19053
(Address of Principal Executive Offices)     (Zip Code)

(215) 354-5100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 11, 2006, the Company completed a private placement with an institutional investor (the “Investor”) of a secured convertible debenture in the principal amount of $6,000,000.  As part of the private placement, the Company issued to the Investor 177,419 shares of common stock and warrants to purchase a total of 1,415,454 shares of common stock.  On October 13, 2006, upon the satisfaction of certain conditions precedent, the Company sold to the Investor additional secured convertible debentures in an aggregate principal amount of $5,000,000 and warrants to purchase a total of 1,179,546 shares of common stock.

On May 18, 2007, the Company and the Investor amended the terms of the secured convertible debentures to (1) remove the Investor’s ability, upon conversion of the debentures, to demand cash in lieu of shares of common stock, and (2) clarify that the Company may issue restrictive shares if there is no effective registration statement at the time of conversion.  The terms of the convertible debentures were amended to permit the Company to reclassify the conversion option in the convertible debentures from debt to equity.

A copy of the Company’s press release announcing the amendment of its convertible debentures is attached hereto as Exhibit 99.1 and the amended and restated convertible debentures are attached hereto as Exhibits 99.2 and 99.3.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2007, the Company’s Board of Directors appointed David Tomasello, 34, to fill a vacancy its Board of Directors created by an increase in the number of directors to seven.  Mr. Tomasello is Chairman of the Board of Alimentos Atopesca S.A., an integrated seafood producer, manufacturer and service provider, where he has served since 1995.  Mr. Tomasello is also a member of the board of directors and the audit committee of Corimon S.A.C.A., a diversified manufacturer and distributor of packaging materials, chemicals and paint based in Venezuela, since 2005, and a member since 2003 of the board of directors of Fininvest S.A., a Venezuelan commercial and residential real estate developer.  Mr. Tomasello has a degree in finance from Boston University.

A copy of the Company’s press release announcing the appointment of Mr. Tomasello to the Company’s Board of Directors is attached hereto as Exhibit 99.4.

Also on May 23, 2007, the Company entered into a voting agreement with David Tomasello and his father, Antonio Tomasello, the beneficial holder of approximately 9% of the Company’s outstanding shares of common stock.  The voting agreement prohibits the Tomasellos from engaging in certain proxy contests or acting in concert with others for purposes of acquiring, holding, voting or disposing of voting securities of the Company while Mr. Tomasello is a director and for six months thereafter and, while Mr. Tomasello is a director, requires the Tomasellos to vote their shares of Company common stock on the election of directors and for matters relating to a change of control of the Company in accordance with the recommendations of the Company’s board of directors.  A copy of the voting agreement is attached hereto as Exhibit 99.5.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release dated May 23, 2007

99.2	Amended and Restated Secured Convertible Debenture in the original principal amount of $6,000,000 issued by the Company to Cornell Capital Partners, LP, dated May 18, 2007
99.3	Amended and Restated Secured Convertible Debenture in the original principal amount of $5,000,000 issued by the Company to Cornell Capital Partners, LP, dated May 18, 2007
99.4	Press Release dated May 23, 2007
99.5	Agreement, dated May 23, 2007, among the Company, David Tomasello and Antonio Tomasello

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

Date:	May 24, 2007	/s/ Randall J. Gort
Randall J. Gort
Secretary